Morgan Stanley Multi-State Municipal Series Trust
                     Item 77(o) 10f-3 Transactions
                    January 1, 2002 - July 31, 2002

Arizona Portfolio
Security   Date     Price    Shares    %of   Total         Purcha  Broker
           of       Of       Purchas   Asset Issued        sed
           Purcha   Shares   ed        s                   By
           se                                              Fund
Salt River 02/08/   Various  1,000,0   3.23% $432,560,00   0.23%   Goldman
Proj Agri  02                00              0                     Sachs
Imp Pwr
Dist, AZ,
Refg 2002
Ser A
(Aa/AA)

Florida Portfolio
Security   Date     Price    Shares    %of   Total         Purcha  Broker
           of       Of       Purchas   Asset Issued        sed
           Purcha   Shares   ed        s                   By
           se                                              Fund
Hillsborou 01/16/   $103.61  1,000,0   2.28% $235,585,00   0.42%   Paine
gh Cnty    02                00              0                     Webber
School
Dist, FL
Sales Tax
Ser 2002
(AMBAC)